                                                                     EXHIBIT 1.1
                             GIANT INDUSTRIES, INC.

                                U.S. $150,000,000

                   [____] % Senior Subordinated Notes due 2014

                             UNDERWRITING AGREEMENT

                             Dated April [__], 2004

                         BANC OF AMERICA SECURITIES LLC

                          BNP PARIBAS SECURITIES CORP.
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                                       i

                                TABLE OF CONTENTS
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SECTION 1. REPRESENTATIONS AND WARRANTIES.......................................................................     3
(a) Compliance with Registration Requirements....................................................................    3
(b) Exchange Act Compliance......................................................................................    4
(c) Offering Materials Furnished to Underwriters.................................................................    4
(d) Distribution of Offering Material By the Company.............................................................    4
(e) Authorization of the Underwriting Agreement..................................................................    4
(f) Authorization of the Indenture...............................................................................    4
(g) Authorization of the DTC Letter of Representations...........................................................    5
(h) Authorization of the Notes...................................................................................    5
(i) Authorization of the Guarantees of the Notes.................................................................    5
(j) No Applicable Registration or Other Similar Rights...........................................................    5
(k) No Material Adverse Change...................................................................................    5
(l) Independent Accountants......................................................................................    6
(m) Preparation of the Financial Statements......................................................................    6
(n) Incorporation and Good Standing of the Company...............................................................    6
(o) Incorporation and Good Standing of the Subsidiary Guarantors.................................................    6
(p) Capitalization and Other Capital Stock Matters...............................................................    7
(q) Description of the Notes.....................................................................................    7
(r) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required...................    7
(s) Required Consents............................................................................................    8
(t) Supplemental Indenture.......................................................................................    8
(u) Notice of Term Loan Prepayment...............................................................................    8
(v) No Material Actions or Proceedings...........................................................................    8
(w) No Labor Disputes............................................................................................    8
(x) Intellectual Property Rights.................................................................................    9
(y) All Necessary Permits, etc...................................................................................    9
(z) Title to Properties..........................................................................................    9
(aa) Tax Law Compliance..........................................................................................    9
(bb) Company Not an "Investment Company".........................................................................    9
(cc) Insurance...................................................................................................   10
(dd) No Mandatory Redemption.....................................................................................   10
(ee) Solvency....................................................................................................   10
(ff) No Price Stabilization or Manipulation......................................................................   10
(gg) Related Party Transactions..................................................................................   10
(hh) No Unlawful Contributions or Other Payments.................................................................   10
(ii) Company's Accounting System.................................................................................   10
(jj) Compliance with Environmental Laws..........................................................................   11
(kk) Periodic Review of Costs of Environmental Compliance........................................................   11
(ll) ERISA Compliance............................................................................................   11
(mm) Brokers.....................................................................................................   12
(nn) No Outstanding Loans or Other Indebtedness..................................................................   12
(oo) Compliance with Laws........................................................................................   12
(pp) No Event of Default.........................................................................................   12
(qq) Disclosure Controls and Procedures..........................................................................   12
SECTION 2. PURCHASE, SALE AND DELIVERY OF THE SECURITIES.........................................................   13
(a) The Closing Date.............................................................................................   13
(b) Public Offering of the Securities............................................................................   13
(c) Payment for the Securities...................................................................................   13
(d) Delivery of the Securities...................................................................................   13
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(e) Delivery of Prospectus to the Underwriters...................................................................   14
SECTION 3. ADDITIONAL COVENANTS OF THE COMPANY...................................................................   14
(a) Representatives' Review of Proposed Amendments and Supplements...............................................   14
(b) Securities Act Compliance....................................................................................   14
(c) Notification of Breach of this Agreement.....................................................................   14
(d) Amendments and Supplements to the Prospectus and Other Securities Act Matters................................   14
(e) Copies of any Amendments and Supplements to the Prospectus...................................................   15
(f) Blue Sky Compliance..........................................................................................   15
(g) DTC Eligibility..............................................................................................   15
(h) Clearstream and Euroclear Eligibility........................................................................   15
(i) Use of Proceeds..............................................................................................   15
(j) Earnings Statement...........................................................................................   15
(k) Periodic Reporting Obligations...............................................................................   15
(l) Company to Provide Interim Financial Statements..............................................................   15
(m) Agreement Not to Offer or Sell Additional Securities.........................................................   15
(n) Future Reports to the Representatives........................................................................   16
(o) Investment Limitation........................................................................................   16
(p) No Manipulation of Price.....................................................................................   16
(q) Existing Lock-Up Agreement...................................................................................   16
(r) Compliance with Consents.....................................................................................   16
(s) Notice of Redemption for 9% Notes............................................................................   17
SECTION 4. PAYMENT OF EXPENSES...................................................................................   17
SECTION 5. CONDITIONS TO OBLIGATIONS OF THE UNDERWRITERS.........................................................   17
(a) No Untrue Statements; Inadvisable to Proceed.................................................................   17
(b) Corporate Proceedings........................................................................................   18
(c) Resolutions..................................................................................................   18
(d) Accountant's Comfort Letter..................................................................................   18
(e) Bring-Down Comfort Letters...................................................................................   18
(f) Compliance with Registration Requirements; No Stop Order; No Objection from NASD.............................   18
(g) No Material Adverse Change...................................................................................   19
(h) Opinion of Counsel for the Company...........................................................................   19
(i) Opinion of Counsel for the Underwriters......................................................................   19
(j) Officers' Certificate........................................................................................   19
(k) Officer's Certificate Related to Financial Covenants.........................................................   20
(l) Other Certificates...........................................................................................   20
(m) Additional Documents.........................................................................................   20
(n) DTC Acceptance...............................................................................................   20
(o) Supplemental Indenture.......................................................................................   20
(p) Required Consents............................................................................................   20
(q) Deposit in redemption trust account..........................................................................   20
SECTION 6. REIMBURSEMENT OF UNDERWRITERS' EXPENSES...............................................................   21
SECTION 7. EFFECTIVENESS OF THIS AGREEMENT.......................................................................   21
SECTION 8. INDEMNIFICATION.......................................................................................   21
(a) Indemnification of the Company, its Directors and Officers...................................................   22
(b) Notifications and Other Indemnification Procedures...........................................................   22
(c) Settlements..................................................................................................   23
SECTION 9. CONTRIBUTION..........................................................................................   23
SECTION 10. DEFAULT OF ONE OR MORE OF THE SEVERAL UNDERWRITERS...................................................   24
SECTION 11. TERMINATION OF THIS AGREEMENT........................................................................   25
SECTION 12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY..................................................   25
SECTION 13. NOTICES..............................................................................................   26

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                                      iii
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SECTION 14. SUCCESSORS...........................................................................................   26
SECTION 15. PARTIAL UNENFORCEABILITY.............................................................................   26
SECTION 16. GOVERNING LAW PROVISIONS.............................................................................   27
SECTION 17. GENERAL PROVISIONS...................................................................................   27

                             UNDERWRITING AGREEMENT

                                                                April [__], 2004



BANC OF AMERICA SECURITIES LLC
BNP PARIBAS SECURITIES CORP.
As Representatives of the several Underwriters
c/o Banc of America Securities LLC
9 West 57th Street
New York, New York 10019

Ladies and Gentlemen:


          Introductory. Giant Industries Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several underwriters named in Schedule A (the "Underwriters") acting severally and not jointly, the respective amounts set forth in such Schedule A of U.S. $150,000,000 aggregate principal amount of the Company's [____]% senior subordinated notes due 2014 (the "Notes"). Banc of America Securities LLC ("BAS"), and BNP Paribas Securities Corp. have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Notes.

          The Notes are to be issued pursuant to an Indenture, to be dated [____], 2004 and a supplemental indenture to be dated as of May [__], 2004, each among the Company, the Subsidiary Guarantors (as defined below), and The Bank of New York, as indenture trustee (the "Trustee") (collectively, the "Indenture"). Notes issued in book-entry form will be issued in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC") pursuant to a letter of representations, to be dated as of the Delivery Date (as defined in Section 3) (the "DTC Letter of Representations"), among the Company, the Subsidiary Guarantors party thereto, the Trustee and DTC.

          The payment of principal of, premium and interest on the Notes will be fully and unconditionally guaranteed on a senior subordinated basis, jointly and severally, by all the Subsidiary Guarantors (collectively, the "Subsidiary Guarantors", and together with the Company, the "Sellers"), pursuant to their guarantees (the "Guarantees"). Each of the Subsidiary Guarantors as of the date of this Agreement is listed in Schedule B. The Notes and the Guarantees thereof are herein collectively referred to as the "Securities".

          The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-113590) for the registration of debt securities (including the Notes), preferred stock, common stock, debt and equity warrants, stock purchase contracts, stock purchase units and units of the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement has been declared effective by the Commission. Such registration statement, as so amended, if applicable, including the exhibits and schedules thereto, and including all documents incorporated or deemed to be incorporated by reference therein pursuant to
     Item 12 of Form S-3, prior to the execution of this Agreement, is called the "Registration Statement". The final prospectus and the final prospectus supplement relating to the offering of the Notes, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Notes, including all documents incorporated or deemed to be incorporated by reference therein pursuant to
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                                       2

     Item 12 of Form S-3, prior to the execution of this Agreement, is called the "Prospectus". A "preliminary prospectus" shall be deemed to refer to any prospectus that omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and was used prior to the execution and delivery of this Agreement. All references in this Agreement to the Registration Statement, a preliminary prospectus, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

          All references in this Agreement to financial statements and schedules and other information which is "contained", "included" or "stated" (all other references of like import) in the Registration Statement, a preliminary prospectus or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, a preliminary prospectus or the Prospectus, as the case may be, prior to the execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, a preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act") which is or is deemed to be incorporated by reference in the Registration Statement, a preliminary prospectus or the Prospectus, as the case may be, after the execution of this Agreement.

          On April 13, 2004, the Company mailed (the "Tender Offer and Consent Solicitation") an Offer to Purchase and Consent Solicitation Statement along with a Letter of Transmittal and Consent, thereby making a tender offer to purchase for cash all $150 million aggregate principal amount outstanding of the Company's 9% senior subordinated notes due 2007 (the "9% Notes") and a consent solicitation to the adoption of certain proposed amendments to the Indenture, dated August 26, 1997, as amended, among the Company, the guarantors party thereto and The Bank of New York, as trustee (the "1997 Indenture"). The Tender Offer and Consent Solicitation is conditioned upon closing of the Senior Subordinated Notes Offering. The closing of the Senior Subordinated Notes Offering is conditioned upon receipt of appropriate waivers and/or consents, which were received from the lenders party to the Revolving Credit Facility (as defined below) on April 7th, 2004 and from the lenders party to the Term Loan Agreement (as defined below) on April 6th, 2004 (collectively, the "Consents"). As described in the Prospectus, the proceeds from the offering of the Notes, together with cash in hand, will be used to finance the Tender Offer and Consent Solicitation, and pay related transaction fees and expenses. The consent solicitation relates to consents of the holders of the 9% Notes to amend the provisions of the 1997 Indenture. Upon receipt of the requisite consents (the "Requisite Consents"), the Company, the guarantors party thereto and the trustee will enter into a supplemental indenture (the "Supplemental Indenture") giving effect to the proposed amendments, which would eliminate substantially all of the restrictive covenants and certain other related provisions (including certain events of default of the 1997 Indenture).

          In the event that all of the outstanding 9% Notes are not tendered to the Company pursuant to the Tender Offer and Consent Solicitation, or the Tender Offer and Consent Solicitation is not consummated for any reason, the proceeds from the offering of the Notes not otherwise used in the Tender Offer and Consent Solicitation, together with cash on hand, will be used to redeem all of the $150 million aggregate principal amount of the 9% Notes that remain outstanding after the completion or termination of the Tender Offer and Consent Solicitation in accordance with the terms and conditions under the 1997 Indenture (the "Back-End Redemption") and to pay related redemption premiums and transaction fees and expenses. In the event of a Back-End Redemption, the Company will issue an irrevocable notice of such redemption of the 9% Notes (the "9% Notes Notice of

     Redemption") promptly (but in any event within 2 business days) following expiration or termination of the Tender Offer and Consent Solicitation in accordance with the terms and conditions under the 1997 Indenture and in accordance with the terms contained in the Consents.

          Concurrently with this offering of Notes pursuant to this Agreement, the Company will issue and sell an aggregate of 3,000,000 shares (the "Firm Common Shares") of its common stock, par value $0.01 per share (the "Common Stock"), with an option granted to the underwriters in the offering to purchase up to an additional 450,000 shares (the "Optional Common Shares") of Common Stock, pursuant to a separate underwriting agreement dated the date hereof, among the Company and the underwriters thereto, some of whom are underwriters in this offering. The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares are collectively called the "Common Shares" and the offering of the Common Shares is hereinafter referred to as the "Common Shares Offering". The proceeds from the Common Shares Offering will be used to redeem a portion of the aggregate outstanding principal amount of the Company's 11% senior subordinated notes due 2012 (the "11% Notes") in accordance with the terms and conditions under the Indenture, dated as of May 14, 2002, as amended, among the Company, the guarantors party thereto and The Bank of New York, as trustee (the "2002 Indenture"), and pay related redemption premiums and transaction fees and expenses. The Company will issue an irrevocable notice of such redemption of the 11% Notes (the "11% Notes Notice of Redemption") on the closing date of the Common Shares Offering in accordance with the terms and conditions under the 2002 Indenture.

          Prior to the date hereof, the Company has given notice to the lenders under the Term Loan Agreement (as defined below) to prepay the remaining amounts outstanding under the Term Loan Agreement in July 2004 (the "Term Loan Agreement Notice").

          The Common Shares Offering, the 11% Notes Notice of Redemption and the prepayment of the Term Loan Agreement in July 2004 are herein collectively referred to as the "Related Transactions".

          The Company hereby confirms its respective agreements with the Underwriters as follows:

          SECTION 1. REPRESENTATIONS AND WARRANTIES.

          The Company and each Subsidiary Guarantor jointly and severally hereby represent, warrant and covenant to each Underwriter as follows:

          (a) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has been declared effective by the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, have been threatened by the Commission.

          Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with the offer and sale of the Notes will, at the time of such delivery, be identical to any copies filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act). The Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times through the end of the Prospectus Delivery Period (as hereinafter defined), complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times through the end of the Prospectus Delivery Period, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of the Representatives expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that have not been described or filed as required.

          (b) Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and at the Closing Date will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) Offering Materials Furnished to Underwriters. The Company has delivered to the Representatives one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof.

          (d) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date (as defined below) and the completion of the Underwriters' distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than a preliminary prospectus, the Prospectus or the Registration Statement.

          (e) Authorization of the Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, each Seller, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

          (f) Authorization of the Indenture. The Indenture has been duly authorized by each Seller and will be qualified under the Trust Indenture Act of 1939, as amended ("the Trust Indenture Act"); on the Closing Date, the Indenture will have been duly executed and delivered by each Seller and, assuming due authorization, execution and delivery of the Indenture by the Trustee, will constitute a legally valid and binding agreement of each Seller enforceable against each Seller in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (g) Authorization of the DTC Letter of Representations. The DTC Letter of Representations has been duly authorized by each Seller and, on the Closing Date, will have been duly executed and delivered by each Seller and will constitute a valid and legally binding agreement of each Seller, enforceable against each Seller in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (h) Authorization of the Notes. The Notes are in the form contemplated by the Indenture, have been duly authorized for issuance and sale as contemplated by this Agreement, the Indenture and the Prospectus and, on the Closing Date will have been duly executed by the Company and, when issued and authenticated in accordance with the terms of the Indenture, and delivered in the manner provided for in this Agreement against payment of the consideration therefor specified in the Prospectus, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture, except to the extent that the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (i) Authorization of the Guarantees of the Notes. The Guarantees of the Notes are in the respective forms contemplated by the Indenture, have been duly authorized for issuance as contemplated by this Agreement, the Indenture and the Prospecuts and, on the Closing Date will have been duly executed by each of the Subsidiary Guarantors and, when the Notes have been issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor, will constitute valid and legally binding obligations of the Subsidiary Guarantors, enforceable against each of the Subsidiary Guarantors in accordance with their terms, and will be entitled to the benefits of the Indenture, except to the extent that the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (j) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement or the concurrent Common Shares Offering.

          (k) No Material Adverse Change. Since the respective dates as of which information is given in the Prospectus, and except as otherwise stated therein, (i) there has been no material adverse change in the assets, liabilities, results of operations, condition (financial or otherwise), earnings, business affairs or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole (any such change is called a "Material Adverse Change"), (ii) there has been no transaction entered into or material liability or obligation, direct, indirect or contingent, incurred by the Company or any subsidiary that is material to the Company and its subsidiaries, taken as a whole, and (iii) there has been no dividend declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of its capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

          (l) Independent Accountants. Deloitte & Touche LLP, the accountants who have audited and reported upon the financial statements of the Company and its subsidiaries and the related notes thereto, together with the supporting schedules filed with the Commission as part of the Registration Statement and included in the Prospectus, are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Exchange Act.

          (m) Preparation of the Financial Statements. The financial statements of the Company and its consolidated subsidiaries and the related notes thereto filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. No other financial statements or supporting schedules are required to be included in the Registration Statement. The historical financial data set forth in the Prospectus under the captions "Prospectus Supplement Summary - Summary Financial Data," "Selected Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.

          (n) Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and as described in the Prospectus and to enter into and perform its obligations under each of this Agreement, the DTC Letter of Representations, the Securities and the Indenture and to consummate the Tender Offer and Consent Solicitation and/or the Back-End Redemption of the 9% Notes and to enter into and perform its obligations under the Related Transactions. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, singly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. As used herein, "Material Adverse Effect," with respect to any person, means a material adverse effect on the assets, liabilities, results of operations, condition (financial or otherwise), earnings, business affairs or prospects, whether or not arising from transactions in the ordinary course of business, of such person and its subsidiaries, taken as a whole.

          (o) Incorporation and Good Standing of the Subsidiary Guarantors. The Subsidiary Guarantors are the only direct or indirect subsidiaries, whether wholly or partially owned, of the Company, other than Navajo Convenient Stores Co., LLC. Each of the Subsidiary Guarantors has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and as described in the Prospectus and to enter into and perform its obligations under each of this Agreement, the DTC Letter of Representations, the Securities and the Indenture and to consummate the Tender Offer and Consent Solicitation and/or the Back-End Redemption of the 9% Notes, to enter into and perform its obligations under the Related Transactions. Each of the Subsidiary Guarantors is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, singly or in the aggregate, have a Material Adverse Effect on the Company. Except with respect to Navajo Convenient Store Co., LLC (which is a majority owned subsidiary), all the issued and outstanding capital stock of each such Subsidiary Guarantor has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company or another Subsidiary Guarantor, free and clear of any security interest, mortgage, pledge, lien, charge or other encumbrance (each, a "Lien"), except for the Liens under the (i) $100 million Second Amended and Restated Credit Agreement, dated as of May 14, 2002, among the Company, the lenders party thereto and Bank of America, N.A., as administrative agent and as letter of credit bank, as amended by the First Amendment to Second Amended and Restated Credit Agreement, dated October 28, 2002, the Second Amendment to Second Amended and Restated Credit Agreement, dated September 30, 2003, and the Third Amendment to Second Amended and Restated Credit Agreement, dated February 9, 2004 (collectively, the "Revolving Credit Facility"), and (ii) Loan Agreement, dated as of May 14, 2002, among Giant Yorktown, Inc., Banc of America Leasing & Capital, LLC, and Wells Fargo Bank Nevada, National Association, as collateral agent, as amended by the Amendment to Loan Agreement and Omnibus Amendment, dated as of May 22, 2002, the Second Amendment to Loan Agreement and Omnibus Amendment, dated as of October 28, 2002, the Third Amendment to Loan Agreement and Omnibus Amendment, dated as of December 20, 2002, and the Fourth Amendment to Loan Agreement and Omnibus Amendment, dated as of February 9, 2004 (collectively, the "Term Loan Agreement"). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

          (p) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capitalization is as set forth in the Prospectus under the caption "Capitalization". All the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and have been issued in compliance with Federal and State securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights under the Securities Act and Exchange Act.

          (q) Description of the Notes. The Notes, the Guarantees of the Notes and the Indenture will conform in all material respects to the respective statements thereto contained in the Prospectus.

          (r) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. No Seller is in violation of its charter or by-laws and no Seller is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") in the performance or observance of any obligation, agreement, covenant or condition contained in any Contract (as defined below) or any applicable law, administrative regulation or administrative or court order or decree, except for such defaults as would not, singly or in the aggregate, have a Material Adverse Effect on the Company. The execution, delivery and performance by the Sellers of this Agreement, the DTC Letter of Representations and the Indenture and the issuance and delivery of the Securities and the consummation of the transactions contemplated herein and therein and in the Prospectus (including the consummation of the Tender Offer and Consent Solicitation and/or the Back-End Redemption the 9% Notes) and the Related Transactions have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or a Default or a Debt Repayment Triggering Event (as defined below) under, or the loss of any material benefit under, or the termination of, or result in the creation or imposition of any Lien upon any property or assets of any Seller pursuant to any contract, indenture, mortgage, loan agreement, note, lease, license or other instrument to which any Seller is a party or by which any of them may be bound (including, without limitation, the 2002

     Indenture, the 1997 Indenture, the Revolving Credit Facility and the Term Loan Agreement or to which any of the property or assets of any of them is subject (each, a "Contract"), except for such conflicts, breaches, Defaults, losses or Liens as would not, singly or in the aggregate, have a Material Adverse Effect on the Company, nor will such action result in any violation of the provisions of the charter or bylaws of any Seller or any applicable law, administrative regulation or administrative or court order or decree applicable to any Seller. Except such as have been obtained by the Sellers and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the New York Stock Exchange or the National Association of Securities Dealers, Inc. (the "NASD"), no consent, approval, authorization or order of, or notice to or filing with, any United States federal or state governmental or regulatory agency or body or any court of the United States or of any state thereof is required for each Seller's execution, delivery and performance of this Agreement, the DTC Letter of Representations or the Indenture or the issuance and delivery of the Securities, or consummation of the transactions contemplated herein and therein and in the Prospectus (including the consummation of the Tender Offer and Consent Solicitation and/or the Back-End Redemption of the 9% Notes) and the Related Transactions. As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any Seller.

          (s) Required Consents. The Company has, on or prior to the date hereof, obtained the Consents to permit the consummation of the Senior Subordinated Notes Offering and such Consents continue to be in effect on the date hereof.

          (t) Supplemental Indenture. On or prior to the date hereof, the Supplemental Indenture has been duly authorized, executed and delivered by the Company and the guarantors party thereto, and (assuming due authorization, execution and delivery thereof by the trustee) the Supplemental Indenture, as well as the 1997 Indenture (as amended by the Supplemental Indenture) and the 9% Notes issued thereunder, will be the valid and legally binding obligations of the Company entitled, in the case of the 9% Notes, to the benefits of the 1997 Indenture (as amended by the Supplemental Indenture) and are enforceable against the Company in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights and remedies generally and general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The Company has obtained the Requisite Consents of the holders of the Notes necessary to enter into the Supplemental Indenture.

          (u) Notice of Term Loan Prepayment. Prior to the date hereof, the Company has given the Term Loan Agreement Notice.

          (v) No Material Actions or Proceedings. Except as otherwise disclosed in the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body now pending or, to the knowledge of any Seller, threatened against or affecting any Seller which, if adversely determined, would result in a Material Adverse Effect on the Company, or would prevent or hinder the consummation of all the transactions contemplated by this Agreement and in the Prospectus (including the consummation of the Tender Offer and Consent Solicitation and/or the Back-End Redemption of the 9% Notes) and the Related Transactions.

          (w) No Labor Disputes. No strike, work stoppage or other similar labor dispute with the employees of any Seller, or, to the knowledge of the Company, with the employees of any principal supplier of any Seller, exists or, to the knowledge of the any Seller, is threatened, which would have a Material Adverse Effect on the Company.

          (x) Intellectual Property Rights. The Sellers own or possess sufficient trademarks, trade names, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect on the Company. None of the Sellers has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect on the Company.

          (y) All Necessary Permits, etc. The Sellers possess such certificates, authorizations or permits issued by the appropriate regulatory or other governmental agencies or bodies as are necessary to conduct the business as now conducted by the Sellers and as described in the Prospectus, each such certificate, authorization and permit being in full force and effect and each Seller is in compliance with the terms of each such certificate, authorization and permit, except where the failure to possess or comply with any such certificate, authorization or permit would not, singly or in the aggregate, have a Material Adverse Effect on the Company; and neither the Company nor any Subsidiary Guarantor has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect on the Company.

          (z) Title to Properties. Each Seller has good and marketable title to all the properties and assets reflected as owned in the financial statements of the Company and its consolidated subsidiaries referred to in
     Section 1(o) above (or elsewhere in the Prospectus) free and clear of any Liens, except for the Liens under the Revolving Credit Facility and the Term Loan Agreement and such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by such Seller. The real property, improvements, equipment and personal property held under lease by such Seller are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by such Seller.

          (aa) Tax Law Compliance. All necessary federal, state and foreign income and franchise tax returns required to be filed by any Seller have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in
     Section 1(j) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of any Seller has not been finally determined.

          (bb) Company Not an "Investment Company". The Company is not and will not after receipt of payment for the Securities and the Senior Subordinated Notes in the concurrent Senior Subordinated Notes Offering be (i) an "investment company" or a company "controlled" by an investment company within the meaning of the United States Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the United States Public Utility Holding Company Act of 1935, as amended, or (iii) subject to regulation under the United States Federal Power Act or any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

          (cc) Insurance. Except as otherwise disclosed in the Prospectus, each of the Sellers is insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its business including, but not limited to, policies covering real and personal property owned or leased by such Seller against theft, damage, destruction, acts of vandalism and earthquakes. Except as disclosed in the Prospectus, none of the Sellers has any reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect on the Company, as the case may be. None of the Sellers has been denied any insurance coverage which it has sought or for which it has applied.

          (dd) No Mandatory Redemption. Except as otherwise disclosed in the Prospectus, the Company is not actively considering any plan or transaction that, if consummated, would result in any mandatory requirement to redeem, or make an offer to purchase, any securities of the Company pursuant to the terms thereof.

          (ee) Solvency. Each of the Sellers is, and immediately after the Closing Date (after giving effect to the sale of the Securities and the application of the proceeds therefrom, and the Related Transactions), will be, Solvent. As used herein, the term "Solvent" means, with respect to any Seller on a particular date, that on such date the fair market value of the assets of such Seller is greater than the total amount of liabilities (including contingent liabilities) of such Seller, (ii) the present fair salable value of the assets of such Seller is greater than the amount that will be required to pay the probable liabilities of such Seller on its debts as they become absolute and matured, (iii) such Seller is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such Seller does not have unreasonably small capital.

          (ff) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of Securities to facilitate the sale or resale of the Securities.

          (gg) Related Party Transactions. There are no business relationships or related-party transactions involving the Sellers or any other person required to be described in the Prospectus which have not been described as required.

          (hh) No Unlawful Contributions or Other Payments. None of the Sellers nor, to the knowledge of the senior management of the Company, any employee or agent of any Seller, has, at any time during the last five years, made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law where such violation would result in a Material Adverse Change or be of the character required to be disclosed in the Prospectus.

          (ii) Company's Accounting System. Except as otherwise disclosed in the Prospectus, the Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization;
     (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (jj) Compliance with Environmental Laws. Except as otherwise disclosed in the Prospectus or as would not, singly or in the aggregate, result in a Material Adverse Effect on the Company, as the case may be, (i) none of the Sellers is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of any Seller under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has any Seller received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that such Seller is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, nor investigation with respect to which any Seller has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by such Seller, now or in the past (collectively, "Environmental Claims"), pending, or, to the best of such Seller's knowledge, threatened or contemplated against such Seller or any of its subsidiaries or any person or entity whose liability for any Environmental Claim such Seller has retained or assumed either contractually or by operation of law; and (iii) to the best of such Seller's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against such Seller or against any person or entity whose liability for any Environmental Claim such Seller has retained or assumed either contractually or by operation of law.

          (kk) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Sellers conduct a periodic review of the effect of Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Sellers have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, result in a Material Adverse Effect on the Company, except as otherwise disclosed in the Prospectus.

          (ll) ERISA Compliance. The Sellers and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by any Seller or their "ERISA Affiliates" (as defined below) are and will be in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to any Seller, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which such Seller is a member. No "reportable event" (as defined under ERISA and for which notice has not been waived by applicable regulations) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by any Seller or any of their ERISA

     Affiliates. No "employee benefit plan" established or maintained by any Seller or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined in Title IV of ERISA), except that, in the case of the Giant Yorktown Cash Balance Plan, the amount of such unfunded benefit liabilities, if any, would not have a Material Adverse Effect on the Company. None of the Sellers or any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by any Seller or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is and will be so qualified and, to the best of the Sellers' knowledge, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

          (mm) Brokers. There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any transactions contemplated by this Agreement, except as provided in this Agreement.

          (nn) No Outstanding Loans or Other Indebtedness. Except as otherwise disclosed in the Prospectus, there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company.

          (oo) Compliance with Laws. The Company has not been advised, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except as otherwise disclosed in the Prospectus or except where failure to be so in compliance would not result in a Material Adverse Change.

          (pp) No Event of Default. No event of default exists under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument constituting Senior Indebtedness (as defined in the 2002 Indenture).

          (qq) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's principal executive officer and itssac principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of a date within 90 days prior to the filing of the Company's most recent annual or quarterly report filed with the Commission and (iii) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company's disclosure controls and procedures described above, the Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. Since the most recent evaluation of the Company's disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

          Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

         The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

      SECTION 2. PURCHASE, SALE AND DELIVERY OF THE SECURITIES.

The Securities. Upon the terms herein set forth, the Sellers agree to issue and sell to the several Underwriters an aggregate of $150,000,000 Securities. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Securities set forth opposite their names on Schedule A. The purchase price of the Securities to be paid by the several Underwriters to the Company shall be [________]% of the aggregate principal amount of the Securities.

   (a) The Closing Date. Delivery of certificates for the Securities to be purchased by the Underwriters and payment therefor shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York time, on May [__], 2004 or such other time and date as the Representatives and the Company shall agree (the time and date of such closing are called the "Closing Date").

   (b) Public Offering of the Securities. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Securities as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

   (c) Payment for the Securities. Payment for the Securities to be sold by the Company shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.

      It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Securities the Underwriters have agreed to purchase. BAS, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment for any Securities to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

   (d) Delivery of the Securities. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Securities to be sold by them at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Securities shall be in definitive form and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the Closing Date and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

   (e) Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. on the second business day following the date the Securities are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall request.

   SECTION 3. ADDITIONAL COVENANTS OF THE COMPANY.

The Company and each Subsidiary Guarantor jointly and severally further covenant and agree with each Underwriter as follows:

   (a) Representatives' Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives or their counsel reasonably object.

   (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

   (c) Notification of Breach of this Agreement. The Sellers shall comply with the terms of the Indenture and the Prospectus and shall promptly notify the Representatives if any of the Sellers discovers that any of its representations contained in this Agreement is not, at any time prior to the completion of the distribution of the Securities, true and correct, or if any of the Sellers has at any such time breached any of its obligations hereunder.

   (d) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(A)(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

   (e) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Representatives may reasonably request.

   (f) Blue Sky Compliance. The Sellers shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or Blue Sky laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Sellers shall not be required to qualify as foreign corporations or to take any action that would subject them to general service of process in any such jurisdiction where they are not presently qualified or where they would be subject to taxation as foreign corporations. The Sellers will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Sellers shall use their best efforts to obtain the withdrawal thereof at the earliest possible moment.

   (g) DTC Eligibility. The Sellers shall use their best efforts to assist the Representatives in arranging to cause the Securities to be eligible for settlement through the facilities of DTC.

   (h) Clearstream and Euroclear Eligibility. The Sellers shall, if requested by the Representatives, use their best efforts to cause the Securities to be eligible for settlement through the facilities of Clearstream, societe anonyme ("Clearstream"), and the Euroclear System ("Euroclear").

   (i) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it and, if completed, the net proceeds of the Common Shares Offering in the manner described under the caption "Use of Proceeds" in the Prospectus.

   (j) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period ending June 30, 2004 that satisfies the provisions of Section 11(a) of the Securities Act.

   (k) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.

   (l) Company to Provide Interim Financial Statements. Prior to the Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

   (m) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 180th day following the date of the Prospectus, the Company will not, without the prior written consent of BAS (which consent may be withheld at the sole discretion of BAS), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company similar to the Securities or securities exchangeable for or convertible into any debt securities of the Company similar to the Securities (other than as contemplated by this Agreement); Notwithstanding the foregoing, if (x) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period; the restrictions imposed in this clause (m) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided however, that this sentence shall not apply if the research published or distributed on the Company is compliant under Rule 139 of the Securities Act and the Company's securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.

   (n) Future Reports to the Representatives. During the period of three years hereafter the Company will furnish to the Representatives at 700 Louisiana, 8th Floor, Houston, Texas 77002-2700, Attention: Scott Warrander: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

   (o) Investment Limitation. The Sellers shall not invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the any of the Sellers to register as an investment company under the Investment Company Act.

   (p) No Manipulation of Price. Neither the Company nor any of its affiliates will take, directly or indirectly, any action designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities of the Company at any time prior to the Representatives notifying the Company of the completion of the distribution of the Securities.

   (q) Existing Lock-Up Agreement. The Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company's securities in connection with a public offering by the Company. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing "lock-up" agreements for the duration of the periods contemplated in such agreements.

   (r) Compliance with Consents The Company will comply with the terms of the Consents, including the conditions with respect to the use of the proceeds from the sale of the Securities as contemplated herein and in the Prospectus.

   (s) Notice of Redemption for 9% Notes Promptly (but in any event within 2 business days) following the expiration or termination of the Tender Offer and Consent Solicitation, the Company will give the 9% Notes Notice of Redemption for the redemption of the 9% Notes in accordance with the terms and conditions under the 1997 Indenture and in accordance with the terms contained in the Consents.

   SECTION 4. PAYMENT OF EXPENSES.

      The Sellers jointly and severally agree to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters, (iii) all fees and expenses of the Sellers' respective counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements and exhibits), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, this Agreement, the Indenture, the DTC Letter of Representations, and the Notes and the Guarantees of the Notes, (v) all filing fees, attorneys' fees and expenses incurred by the Sellers or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or Blue Sky laws, and, if requested by the Representatives, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions,
(vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for Trustee in connection with the Indenture and the Securities,
(vii) any fees payable in connection with the rating of the Securities with the rating agencies, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel for the Underwriters in connection with, the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Securities, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Sellers in connection with approval of the Securities by the DTC for "book-entry" transfer, and the performance by the Sellers of their respective other obligations under this Agreement, and (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement. Except as provided in clauses (xi) and (vii) of this
Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

   SECTION 5. CONDITIONS TO OBLIGATIONS OF THE UNDERWRITERS

      The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Sellers set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made to the timely performance by the Sellers of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

   (a) No Untrue Statements; Inadvisable to Proceed. The Representatives shall not have disclosed to the Company on or prior to the Closing Date that the Prospectus contains an untrue statement of a fact which, in the reasonable opinion of the Representatives, is material or omits to state a fact which, in the reasonable opinion of the Representatives, is material and is necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Company shall not have prepared and distributed any amendment or supplement to the Prospectus either without prior review by, or over the reasonable objection of, the Representatives; and no change shall have occurred under the Securities Act which in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

   (b) Corporate Proceedings. All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the DTC Letter of Representations, the Indenture, the Notes, Guarantees of the Notes, the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby and thereby (including the Tender Offer and Consent Solicitation and/or the Back-End Redemption of the 9% Notes) shall be reasonably satisfactory in all respects to the Representatives and their counsel, and the each Seller shall have furnished to the Representatives all documents and information that they may reasonably request to enable them to pass upon such matters.

   (c) Resolutions. Each Seller shall have delivered to the Representatives a certified copy of the resolutions of the Board of Directors (or any authorized committee thereof, together with the resolutions of the Board of Directors establishing such committee) of each Seller approving the issuance of the Notes and the Guarantees of the Notes, respectively, on the terms and conditions of the Indenture and this Agreement and approving the terms hereof and authorizing the execution and delivery of this Agreement, the DTC Letter of Representations, the Indenture, the Notes and the Guarantees of the Notes, and all other documents relevant to the issue of the Securities by such Seller (including the Tender Offer and Consent Solicitation and/or the Back-End Redemption of the 9% Notes).

   (d) Accountant's Comfort Letter. The Company shall have furnished to the Representatives on the date hereof a letter of Deloitte & Touche LLP, independent public accountants for the Company, addressed to the Underwriters and dated the date hereof, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant's "comfort letters" to initial purchasers, delivered according to Statement of Auditing Standards Nos. 72 and 76 (or any successor bulletins), with respect to the Company's audited financial statements and unaudited pro forma financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Representatives shall have received an additional two conformed copies of such accountants' letter for each of the several underwriters).

   (e) Bring-Down Comfort Letters. The Company shall have furnished to the Representatives on the Closing Date, a letter of Deloitte & Touche LLP, independent public accountants for the Company, addressed to the Representatives and dated as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to Section 5(d), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date (and the Representatives shall have received an additional two conformed copies of such accountants' letter for each of the several underwriters).

   (f) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the Closing Date:

            (i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective;

      or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained the Representatives' consent thereto, the Company shall have filed a Term Sheet with the Commission in the manner and within the time period required by such Rule 424(b);

            (ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

            (iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

   (g) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the Closing Date, in the reasonable judgment of the Representatives, there shall not have occurred any Material Adverse Change.

   (h) Opinion of Counsel for the Company. On the Closing Date, the Representatives shall have received (i) the favorable opinion of Fennemore Craig, P.C., United States counsel for the Company, addressed to the Representatives and dated as of the Closing Date, the form of which is attached as Exhibit A, (ii) the favorable opinion of McGuire Woods, LLP, special counsel for the Company, addressed to the Representatives and dated as of the Closing Date, the form of which is attached as Exhibit B, (iii) the favorable opinion of Kim Bullerdick, Esq., the General Counsel of the Company, addressed to the Representatives and dated as of the Closing Date, the form of which is attached as Exhibit C, and (iv) the favorable opinion of Montgomery & Andrews, New Mexico counsel to the Company and Ciniza Production Company, Giant Stop-N-Go of New Mexico, Inc., San Juan Refining Company and Giant Pipeline Company (collectively, the "New Mexico Subsidiary Guarantors"), addressed to the Representatives and dated as of the Closing Date, the form of which is attached as Exhibit D (and the Representatives shall have received an additional two conformed copies of each such counsel's legal opinion for each of the several Underwriters).

   (i) Opinion of Counsel for the Underwriters. On the Closing Date, the Representatives shall have received the favorable opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated as of the Closing Date, (and the Representatives shall have received an additional two conformed copies of such counsel's legal opinion for each of the several Underwriters) with respect to such matters as the Representatives may reasonably request.

   (j) Officers' Certificate. On the Closing Date the Representatives shall have received a written certificate from each Seller executed by the President or a Vice President and the principal financial or accounting officer of the Company, dated as of the Closing Date, to the effect set forth in subsection (f)(ii) of this Section 5, and further to the effect that:

            (i) for the period from and after the date of this Agreement and prior to the Closing Date, there has not occurred any Material Adverse Change;

            (ii) the representations, warranties and covenants of the Sellers set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date;

            (iii) the Sellers have has complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date; and

            (iv) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436 under the Securities Act.

   (k) Officer's Certificate Related to Financial Covenants. The Company shall have furnished to the Representatives on the Closing Date a certificate, dated the Closing Date, of the principal financial or accounting officer of the Company stating that the Total Leverage Ratio, the Senior Leverage Ratio, the Minimum Consolidated Net Worth and the Minimum Fixed Charge Coverage Ratio (each as defined in the Revolving Credit Facility), based on the pro forma financial statements of the Company giving effect to the offering of the Securities and the Related Transactions prepared in accordance with the requirements of Regulation S-X under the Securities Act and all other accounting rules and regulations of the Commission promulgated thereunder, was not greater than the respective ratios set forth in the Revolving Credit Facility.

   (l) Other Certificates. The Sellers shall have furnished to the Representatives such further certificates and documents, including certificates of officers of the Subsidiary Guarantors, as the Representatives shall have reasonably requested.

   (m) Additional Documents. On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

   (n) DTC Acceptance. The Securities shall have been accepted for (i) settlement through the facilities of DTC, and (ii) if applicable, settlement throughout the facilities of Clearstream and Euroclear.

   (o) Supplemental Indenture. The Supplemental Indenture shall have been executed and delivered by the parties thereto on or prior to the Closing Date.

   (p) Required Consents. The Consents referred to in Section 1(s) above shall remain in effect as of the Closing Date. There shall exist at and as of the Closing Date no condition that would constitute a Default under the Revolving Credit Facility or the Term Loan Agreement.

   (q) Deposit in redemption trust account. The Company shall deposit the net proceeds from the sale of the Securities sold by it into a trust account or otherwise apply such net proceeds on the Closing Date as required by the Consents.

      All opinions (other than the opinion set forth in Section 5(i) above), letters, evidences and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to Shearman & Sterling LLP, counsel to the Underwriters.

      If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

      SECTION 6. REIMBURSEMENT OF UNDERWRITERS' EXPENSES

            If this Agreement is terminated by the Representatives pursuant to
Section 5, Section 7, Section 10 or Section 11, or if the sale to the Underwriters of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the other Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

      SECTION 7. EFFECTIVENESS OF THIS AGREEMENT.

            This Agreement shall not become effective until the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representative of the effectiveness of the Registration Statement under the Securities Act.

            Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Sections 4 and 6 hereof, (b) of any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

      SECTION 8. INDEMNIFICATION.

            Indemnification of the Underwriters by the Company. The Sellers jointly and severally agree to indemnify and hold harmless each Underwriter, its directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent any Seller), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Sellers contained herein; or (iv) in whole or in part upon any failure of any Seller to perform its obligations hereunder or under law; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by BAS) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

      (a) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each Seller, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls such Seller within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which such Seller, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse such Seller, or any such director, officer or controlling person for any legal and other expense reasonably incurred by such Seller, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each Seller hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the table in the first paragraph and as the third and seventh paragraphs under the caption "Underwriting" in the final prospectus supplement; and the Underwriters confirm that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

      (b) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
   Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (BAS in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

      (c) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

      SECTION 9. CONTRIBUTION.

            If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Sellers, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Sellers, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes pursuant to this

   Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Sellers, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Sellers, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Sellers, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

            The Sellers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

            Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of a Seller, each officer of a Seller who signed the Registration Statement, and each person, if any, who controls a Seller with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Seller.

      SECTION 10. DEFAULT OF ONE OR MORE OF THE SEVERAL UNDERWRITERS.

            If, on the Closing Date any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date any one or more of the

   Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Sellers for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8, Section 9 and the last sentence of this Section 10 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

            As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this
   Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

      SECTION 11. TERMINATION OF THIS AGREEMENT.

            Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; (v) the Company or any of its subsidiaries shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company and its subsidiaries regardless of whether or not such loss shall have been insured; or (vi) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States. Any termination pursuant to this
   Section 11 shall be without liability on the part of (a) any Seller to any Underwriter, except that the Sellers shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to any Seller, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

      SECTION 12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY.

            The respective indemnities, agreements, representations, warranties and other statements of the Sellers, of its officers, and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any Seller or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder.

      SECTION 13. NOTICES.

            All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

   If to the Representatives:

      Banc of America Securities LLC
      9 West 57th Street
      New York, New York 10019
      Facsimile:  (212) 583-8567
      Attention:  Legal Department

   with a copy to:

      Shearman & Sterling LLP
      599 Lexington Avenue
      New York, New York 10022
      Facsimile:  (212) 848-7179
      Attention:  Andrew R. Schleider

   If to the Company or any Subsidiary Guarantor:

      Giant Industries, Inc.
      23733 North Scottsdale Road
      Scottsdale, Arizona 95255
      Facsimile:  (480) 585-8985
      Attention:  General Counsel

   with a copy to:

      Fennemore Craig, P.C.
      3003 North Central, Suite 2600
      Phoenix, Arizona 85012-2913
      Facsimile: (602) 916-5507
      Attention:  Karen C. McConnell

   Any party hereto may change the address for receipt of communications by giving written notice to the others.

      SECTION 14. SUCCESSORS.

            This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Securities as such from any of the Underwriters merely by reason of such purchase.

      SECTION 15. PARTIAL UNENFORCEABILITY.

            The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

      SECTION 16. GOVERNING LAW PROVISIONS.

            THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      SECTION 17. GENERAL PROVISIONS.

            No indemnified party shall be entitled to any consequential, special or punitive damages by virtue of Section 8 or 9 of this Agreement except to the extent that such indemnified party is obligated to pay such types of damages to a third party in respect of a claim for which such indemnified party is entitled to indemnification or contribution. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

            Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of
   Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company or any Subsidiary Guarantor, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

            If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                    Very truly yours,

                                    THE COMPANY:

                                    GIANT INDUSTRIES, INC.
                                    a Delaware corporation

                                    By:______________________________
                                    Name:
                                    Title:


                                    THE SUBSIDIARY GUARANTORS:

                                    GIANT INDUSTRIES ARIZONA, INC.,
                                    an Arizona corporation

                                    By:______________________________
                                    Name:
                                    Title:


                                    CINIZA PRODUCTION COMPANY,
                                    a New Mexico corporation

                                    By:______________________________
                                    Name:
                                    Title:

                                    GIANT STOP-N-GO OF NEW MEXICO, INC.,
                                    a New Mexico corporation

                                    By:______________________________
                                    Name:
                                    Title:


                                    GIANT FOUR CORNERS, INC.,
                                    an Arizona corporation

                                    By:______________________________
                                    Name:
                                    Title:


                                    PHOENIX FUEL CO., INC.,
                                    an Arizona corporation

                                    By:______________________________
                                    Name:
                                    Title:


                                    SAN JUAN REFINING COMPANY,
                                    a New Mexico corporation

                                    By:______________________________
                                    Name:
                                    Title:


                                    GIANT MID-CONTINENT, INC.,
                                    an Arizona corporation

                                    By:______________________________
                                    Name:
                                    Title:


                                    GIANT PIPELINE COMPANY,
                                    a New Mexico corporation

                                    By:______________________________
                                    Name:
                                    Title:


                                    GIANT YORKTOWN, INC.,
                                    a Delaware corporation

                                    By:______________________________
                                    Name:
                                    Title:


                                    GIANT YORKTOWN HOLDING COMPANY,
                                    a Delaware corporation

                                    By:______________________________
                                    Name:
                                    Title:

            The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

BANC OF AMERICA SECURITIES LLC
BNP PARIBAS SECURITIES CORP.
   As Representatives of the several Underwriters named in the attached Schedule A


By: BANC OF AMERICA SECURITIES LLC

By:______________________________
Name:
Title:

                                   SCHEDULE A

                                         AGGREGATE
                                         PRINCIPAL
UNDERWRITERS                             AMOUNT OF NOTES
                                         TO BE PURCHASED
Banc of America Securities LLC........   $[           ]
BNP Paribas Securities Corp...........
                                          [           ]
                                         -------------
Total..................................  $ 150,000,000
                                         =============

                                   SCHEDULE B

                              SUBSIDIARY GUARANTORS

         Giant Industries Arizona, Inc.
         Giant Four Corners, Inc.
         Giant Mid-Continent, Inc.
         Phoenix Fuel Co., Inc.
         Ciniza Production Company
         Giant Stop-N-Go of New Mexico, Inc.
         San Juan Refining Company
         Giant Pipeline Company
         Giant Yorktown, Inc.
         Giant Yorktown Holding Company

                                                                       EXHIBIT A

               Opinion of Fennemore Craig, P.C., United States counsel for the Company to be delivered pursuant to Section 5(h) of the Underwriting Agreement.

               References to the Prospectus in this Exhibit A include any supplements thereto at the Closing Date.

            (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

            (ii) The Securities and the Indenture conform in all material respects to the respective statements relating thereto contained in the Prospectus and the forms of the certificates used to evidence the Securities comply with the requirements of the Securities Act, the Exchange Act and the Trust Indenture Act

            (iii) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the Company's execution, delivery and performance of the Underwriting Agreement, the DTC Letter of Representations or the Indenture, or the issuance and delivery of the Securities, or and consummation of the transactions contemplated thereby and by the Prospectus, except as required under the Securities Act, applicable state securities or Blue Sky laws, or the rules of the NASD.

            (iv) Each of the Underwriting Agreement and the Indenture has been duly authorized, executed and delivered by each Seller.

            (v) The DTC Letter of Representations has been duly authorized, executed and delivered by the Company.

            (vi) The Notes are in the form contemplated by the Indenture and have been duly authorized by all necessary corporate action on the part of the Company and have been duly executed by the proper officers of the Company.

            (vii) The Guarantees of the Notes are in the forms contemplated by the Indenture and have been duly authorized by all necessary corporate action on the part of each of the Subsidiary Guarantors and the Guarantees of the Notes have been duly executed by the proper officers of each of the Subsidiary Guarantors and duly delivered as contemplated by this Agreement and by the Indenture.

            (viii) The Notes to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

            (ix) The Registration Statement has been declared effective by the Commission under the Securities Act. To the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

            (x) The Registration Statement, the Prospectus including any document incorporated by reference therein, and each amendment or supplement to the Prospectus including any document incorporated by reference therein (other than the financial statements and supporting schedules included or incorporated by reference therein or in exhibits to or excluded from the Registration Statement, as to which no opinion need be rendered), as of the issue date thereof in the case of the Prospectus or any supplement thereto or the filing date thereof in the case of the Registration Statement or any document incorporated by reference therein or in the Prospectus or any supplement thereto, comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

            (xi) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the Company's execution, delivery and performance of the Underwriting Agreement and consummation of the transactions contemplated thereby and by the Prospectus, except as required under the Securities Act, applicable state securities or Blue Sky laws, or the rules of the NASD.

            (xii) The execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification section of the Underwriting Agreement, as to which no opinion need be rendered) the Tender Offer and Consent Solicitation and/or the Back-End Redemption of the 9% Notes and the Related Transactions (a) have been duly authorized by all necessary corporate action on the part of the Company; (b) will not result in any violation of the provisions of the charter or by-laws of the Company; (c) will not constitute a breach of, or Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the 2002 Indenture, the 1997 Indenture, the Revolving Credit Facility, the Term Loan Agreement or any document filed as an exhibit to the Registration Statement or a filing specifically listed as being incorporated into the Prospectus or (d) to the knowledge of such counsel, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company.

            (xiii) The Company is not and will not as a result of the offer and sale of the Securities be (i) an "investment company" or a company "controlled" by an investment company within the meaning of the United States Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the United States Public Utility Holding Company Act of 1935, as amended, or (iii) subject to regulation under the United States Federal Power Act or any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

               In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon the accuracy, completeness of the statements contained in the Registration Statement or the Prospectus (other than as specified in paragraph (ii) above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to their attention which gives them reason to believe that either the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective or as the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its date, at the date of any such amendment or supplement or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements and financial data included or incorporated by reference in the Registration Statement or the Prospectus or any amendments or supplements thereto).

               The aforementioned opinion shall be limited to the federal laws of the United States of America, the laws of the State of Arizona and the general corporate law of the State of Delaware. Such counsel may state that insofar as the aforementioned opinion is indicated to be based on the best of such counsel's knowledge, such opinion is based upon such counsel's actual knowledge, which the attorneys in such counsel's firm have obtained in connection with the representation of the Sellers. Such counsel may rely, to the extent they deem proper and specified in such opinion, on opinions (which shall be dated the Closing Date and shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Representatives) of local counsel reasonably satisfactory to the Underwriters with respect to matters of law of jurisdictions other than the federal laws of the United States of America, the laws of the State of Arizona and the general corporate law of the State of Delaware; provided, however, that such counsel shall further state that they believe that they and the Underwriters are justified in relying upon such opinion of other counsel, and as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

                                                                       EXHIBIT B

               Opinion of McGuire Woods, LLP, special counsel for the Company to be delivered pursuant to the Section 5(h) of the Underwriting Agreement.

            (i) The Indenture constitutes the legal, valid and binding agreement of each Seller, enforceable against each Seller in accordance with its terms, except to the extent that the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, fraudulent transfer or other laws relating to creditors' rights generally and (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

            (ii) The DTC Letter of Representations constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, fraudulent transfer or other laws relating to creditors' rights generally and (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

            (iii) The Notes are in the form contemplated by the Indenture and, assuming the Notes have been duly authenticated by the Trustee and delivered as contemplated by this Agreement and by the Indenture, and delivered in the manner provided for in this Agreement against payment of the consideration therefor specified in the Prospectus, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the Indenture, except to the extent that the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, fraudulent transfer or other laws relating to creditors' rights generally and (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

            (iv) The Guarantees of the Notes are in the forms contemplated by the Indenture. The Guarantees of the Notes constitute valid and legally binding obligations of the Subsidiary Guarantors, enforceable in accordance with their terms, and will be entitled to the benefits of the Indenture, except to the extent that the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, fraudulent transfer or other laws relating to creditors' rights generally and (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

            The aforementioned opinion shall be limited to the federal laws of the United States of America, the laws of the State of New York and the general corporate law of the State of Delaware. Such counsel may state that insofar as the aforementioned opinion is indicated to be based on the best of such counsel's knowledge, such opinion is based upon such counsel's actual knowledge, which the attorneys in such counsel's firm have obtained in connection with the representation of the Sellers. Such counsel may rely, to the extent they deem proper and specified in such opinion, on opinions (which shall be dated the Closing Date and shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Representatives) of local counsel reasonably satisfactory to the Underwriters with respect to matters of law of jurisdictions other than the federal laws of the United States of America, the laws of the State of New York and the general corporate law of the State of Delaware; provided, however, that such counsel shall further state that they believe that they and the Underwriters are justified in relying upon such opinion of other counsel, and as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

                                                                       EXHIBIT C

               Opinion of Kim Bullerdick, Esq., General Counsel of the Company to be delivered pursuant to Section 5(h) of the Underwriting Agreement.

            (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus and to enter into and perform its obligations under this Agreement, the DTC Letter of Representations, the Securities and the Indenture (including the Tender Offer and Consent Solicitation and/or the Back-End Redemption of the 9% Notes) and to enter into and perform its obligations under the Related Transactions; and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect on the Company.

            (ii) Each Subsidiary Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and as described in the Prospectus and to enter into and perform its obligations under this Agreement, the DTC Letter of Representations, the Securities and the Indenture (including the Tender Offer and Consent Solicitation and/or the Back-End Redemption of the 9% Notes) and to enter and perform its obligations under the Related Transactions; and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect on the Company. Except with respect to Navajo Convenient Store Co., LLC (which is a majority owned subsidiary), all the issued and outstanding capital stock of each Subsidiary Guarantor has been duly authorized and validly issued, is fully paid and nonassessable and is owned, directly or indirectly, by the Company, and, to the knowledge of such counsel, free and clear of any Lien, except for the Liens under the Revolving Credit Facility and the Term Loan Agreement.

            (iii) The descriptions in the Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate and fairly present the information which, to such counsel's knowledge, is required to be shown; and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Prospectus that are not described as required.

            (iv) The statements (a) in the prospectus supplement under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operation - Liquidity and Capital Resources", "Business - Regulatory, Environmental and Other Matters", "Business - Motor Fuel Programs", Business - MTBE Litigation", "Business - Alleged Regulatory Violations", "Business - Discharges, Releases and Cleanup Activities", "Business - Health and Safety", "Business - Changes in Environmental, Health and Safety Laws", "Business - Rights-Of-Way", "Business - Jet Fuel Claims", "Business - Yorktown Power Outage Claim", "Description of Capital Stock" and "Underwriting", (b) in the base prospectus under the caption "Description of Capital Stock" and "Plan of Distribution", and

      (c) in Item 15 of the Registration Statement, insofar as such statements constitute summaries of legal matters, the documents or legal proceedings, fairly present and summarize, in all material respects, the matters referred to therein.

            (v) To the best of such counsel's knowledge, neither the Company nor any Subsidiary Guarantor is in violation of its charter or bylaws, and to the best of such counsel's knowledge, except as otherwise disclosed in the Prospectus, neither the Company nor any Subsidiary Guarantor is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any Contract or any applicable law, administrative regulation or administrative or court order or decree, which violation or default would, singly or in the aggregate, have a Material Adverse Effect on the Company.

            (vi) The issuance and delivery of the Notes and the Guarantees of the Notes, the execution and delivery of this Agreement, the DTC Letter of Representations and the Indenture and the consummation of the transactions contemplated herein (including the Tender Offer and Consent Solicitation and/or the Back-End Redemption of the 9% Notes) and the Related Transactions will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any Lien upon any material property or assets of the Company or any Subsidiary Guarantor pursuant to any Contract, which conflict, breach, Default, Debt Repayment Triggering Event or Lien would, singly or in the aggregate, have a Material Adverse Effect on the Company.

            (vii) The issuance and delivery of the Notes and the Guarantees of the Notes, the execution and delivery of this Agreement, the DTC Letter of Representations and the Indenture and the consummation of the transactions contemplated herein (including the Tender Offer and Consent Solicitation and/or the Back-End Redemption of the 9% Notes) and the Related Transactions will not result in a violation of the provisions of the charter or bylaws of the Company or any Subsidiary Guarantor or, to the best of such counsel's knowledge, any material applicable law, administrative regulation, administrative or court order or decree.

            (viii) All of the issued and outstanding capital stock of each subsidiary of the Company is owned, directly or indirectly, by the Company, and, to the knowledge of such counsel, free and clear of any security interest, mortgage, pledge, lien, encumbrance or any pending or threatened claim.

            (ix) To the knowledge of such counsel, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

            (x) To the knowledge of such counsel, there are no Contracts required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto; and the descriptions thereof and references thereto are correct in all material respects.

            (xi) To the knowledge of such counsel, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement or the concurrent Senior Subordinated Notes Offering.

               In addition, such counsel shall state that such counsel has reviewed the Prospectus, and any supplements or amendments thereto, and, on the basis of such review, to the best of such counsel's knowledge, the Prospectus, or any supplements or amendments thereto, as of its date, at the date of any such amendment or supplement or at the Closing Date did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which made, not misleading. The aforementioned opinion shall be limited to the federal laws of the United States of America, the laws of the State of Arizona and the corporate law of the State of Delaware. Such counsel may state that insofar as the aforementioned opinion is indicated to be based on the best of such counsel's knowledge, such opinion is based upon such counsel's actual knowledge. Such counsel may rely, to the extent he deems proper and specified in such opinion, on opinions (which shall be dated the Closing Date and shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Representatives) of local counsel satisfactory to the Underwriters with respect to matters of law of jurisdictions other than the federal laws of the United States of America, the laws of the State of Arizona and the general corporate law of the State of Delaware; provided, however, that such counsel shall further state that he believes that he and the Underwriters are justified in relying upon such opinion of other counsel, and as to matters of fact, to the extent they deem proper, on certificates of responsible officers of any Seller and public officials. Such counsel may rely on certificates of good standing and foreign qualification from appropriate state officials with respect to opinions regarding good standing and foreign qualification.

                                                                       EXHIBIT D

               Opinion of Montgomery & Andrews, New Mexico counsel to the Company and the New Mexico Subsidiary Guarantors, to be delivered pursuant to
   Section 5(h) of the Underwriting Agreement.

            (i) Each of the Underwriting Agreement, the Indenture and the Guarantees of the Notes has been duly authorized, executed and delivered by each of the New Mexico Subsidiary Guarantors.

            (xii) Each of the New Mexico Subsidiary Guarantors is a corporation duly organized, validly existing and in good standing under the laws of the State of New Mexico.



                                       D-1